Exhibit 99.(a)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
Huntington Preferred Capital, Inc. and Subsidiary
We have audited the accompanying consolidated statements of income, changes in shareholders’ equity, and cash flows of Huntington Preferred Capital, Inc. and subsidiary (“the Company”) for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.
In our opinion, the accompanying consolidated statements of income, changes in shareholder’s equity, and cash flows of Huntington Preferred Capital, Inc. and subsidiary, present fairly, in all material respects, the consolidated results of their operations and their cash flows for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Columbus, Ohio
March 19, 2004